UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2011

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 17, 2011, we, through our wholly-owned subsidiary, Sequenom Center for Molecular Medicine, LLC, or Sequenom CMM, announced the commercial launch of its non-invasive proprietary MaterniT21™ laboratory developed test, or LDT. The MaterniT21 LDT is used to assess pregnant women who are at high risk of carrying a fetus with a trisomy 21 abnormality by measuring an overabundance of chromosome 21 relative to the amount of other chromosomes in a blood sample. The MaterniT21 LDT is now available to physicians upon request in 20 major metropolitan regions across the United States.

The MaterniT21 LDT is indicated for use in pregnant women at high risk for carrying a child with Down syndrome and can accurately test maternal blood as early as 10 weeks of gestation. In the United States, there are an estimated 750,000 such high risk pregnancies each year.

The process employed in the MaterniT21 LDT is analysis of cell-free DNA extracted from maternal blood samples utilizing nucleic acid sequencing, known as massively parallel shotgun sequencing, or MPSS. The sample is shipped to the Sequenom CMM laboratory where licensed laboratory personnel use proprietary methodologies and MPSS sequencing technology to measure the amount of chromosome 21 relative to the amount of other chromosomes.

The testing methodology was evaluated for sensitivity and specificity against a total of 212 Down syndrome samples and 1,484 matched samples from unaffected pregnancies. In the initial round of uncorrected blinded analysis, the test identified 209 of the 212 cases of Down syndrome (98.6% accuracy), with three false positives (0.2%) and three false negatives. In a corrected blinded analysis, with the use of chromosome 21 z-scores adjusted for GC content and flow-cell variability, a method consistent with the MaterniT21 commercial version of the test, the test correctly identified 210 of the 212 samples (99.1% accuracy), with just one false positive and two false negatives.

The samples will be processed at Sequenom CMM’s CAP accredited and CLIA-certified laboratory, where the MaterniT21 LDT was developed and validated. Physicians are expected to receive testing results in about 8-10 business days on average.

The out-of-pocket cost of the test for insured patients will be no more than $235. Sequenom CMM will initially operate as an out-of-network provider to ensure eligible patients will have coverage for the test. While negotiating to ensure coverage by major private insurance programs, the reimbursement for the test is expected to be similar to that of current invasive procedures like amniocentesis or CVS.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this current report, including statements regarding the availability, patient cost, expected reimbursement, and expected performance, impact, and benefits of the MaterniT21 LDT, our ability to negotiate coverage for the MaterniT21 LDT by major private insurance programs, the number of annual high-risk pregnancies, Sequenom CMM’s ability to process MaterniT21 LDTs and the length of time required to process and deliver test results for the MaterniT21 LDT, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with our ability to develop and commercialize new technologies and products, our ability to manage existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: October 17, 2011	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel

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